UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

CSRA INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-37494	47-4310550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 703-641-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2016, the Board of Directors (the "Board") of CSRA Inc. (the "Company") appointed Mr. Craig Martin as a member of the Board. Mr. Martin will serve on the Company's Compensation Committee and Nominating/Corporate Governance Committee. Mr. Martin will participate in the Company’s compensation program for non-employee directors. In addition, he executed the Company’s standard form of non-employee director indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.14 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2015. A copy of the press release issued on March 15, 2016 announcing the appointment of Mr. Martin is attached hereto as Exhibit 99.1.

On March 16, 2016, Catherine Kuenzel resigned from her position as Executive Vice President of the Company’s Department of Homeland Security Group, effective March 16, 2016.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following additional exhibits are filed herewith.

Exhibit No.	Description
99.1	Press Release dated March 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CSRA INC.

Dated: March 18, 2016	By: /s/ William J. Haynes II
William J. Haynes II
Executive Vice President, General Counsel and Secretary

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